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                                                                   Exhibit 23.2




                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS




U.S. Home & Garden Inc.
San Francisco, California


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated August 1, 1997, except for Note 15 which is as of September 15, 1997, relating to the consolidated financial statements of U.S. Home & Garden Inc. and of our report dated October 20, 1997, relating to the consolidated financial statements of Weatherly Consumer Products Group, Inc., both of which are contained in that Prospectus, and, our report dated August 1, 1997 relating to the Schedule of U.S. Home & Garden Inc. which is contained in Part II of the Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                                            BDO SEIDMAN, LLP



San Francisco, California
November 10, 1997